UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPDR® Index Shares Funds

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Iron Street, Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
SPDR MSCI ACWI Climate Paris Aligned ETF	The Nasdaq Stock Market LLC	47-1978173

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-92106

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This amendment is being filed to reflect a change to the listing exchange for the shares of the SPDR MSCI ACWI Climate Paris Aligned ETF (f/k/a SPDR MSCI ACWI Low Carbon Target ETF), which initially registered its shares pursuant to a Form 8-A filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on November 25, 2014 (Accession No. 0001193125-14-424769).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item	1. Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in Post-Effective Amendment No. 153 to the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-92106; 811-21145), which description is incorporated herein by reference as filed with the SEC via EDGAR on January 27, 2022. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item	2. Exhibits

(a)(i)	Registrant’s Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(i) to the registrant’s Registration Statement on Form N-1A.

(a)(ii)	Registrant’s Amendment to the Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a)(ii) to the registrant’s Registration Statement on Form N-1A.

(b)	Registrant’s Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the registrant’s Registration Statement on Form N-1A.

(c)	Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPDR INDEX SHARES FUNDS

Date: April 21, 2022

By:	/s/ Timothy Collins
Timothy Collins
Assistant Secretary